Exhibit 5.1

Global Ship Lease, Inc.
9 Irodou Attikou Street
Kifisia, Athens
Greece, 14561
Our reference: US/80963037v3

September 23, 2025

Re:	Global Ship Lease, Inc.

Ladies and Gentlemen:

We have acted as counsel to Global Ship Lease, Inc. (the “Company”), a Marshall Islands corporation, in connection with the Company’s registration statement on Form F-3 (File No. 333-               ) (the “Registration Statement”), as filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of an indeterminate amount of the Company’s securities, which may include common shares, par value $0.01 per share, of the Company (the “Common Shares”), preferred shares, par value $0.01 per share, of the Company (the “Preferred Shares”), depositary shares of the Company that represent an interest in Common Shares or Preferred Shares (the “Depositary Shares”), debt securities of the Company (the “Debt Securities”), warrants to purchase the Company’s securities (the “Warrants”), rights to purchase the Company’s securities (the “Rights”), purchase contracts to purchase the Company’s securities (the “Purchase Contracts”), and units comprised of any of the foregoing securities (the “Units” and, together with the Common Shares, Preferred Shares, Depositary Shares, Debt Securities, Warrants, Rights and Purchase Contracts, the “Securities”).

The Securities will be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and, as applicable, supplements to the Prospectus (each, as applicable, a “Prospectus Supplement”). The Debt Securities will be issued in one or more series pursuant to a Base Indenture (as defined below) to be entered into among the Company and a trustee to be named therein (the “Trustee”). Each such Base Indenture is to be supplemented, in connection with the issuance of each such series, by a supplemental indenture, or other writing thereunder, establishing the form and terms of such series (together with the applicable Base Indenture, an “Indenture”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statement and the Prospectus;

(ii)	the form of Senior Indenture and the form of Subordinated Indenture, each as filed as an exhibit to the Registration Statement (each, a “Base Indenture”);

(iii)	the Company’s Amended and Restated Articles of Incorporation and Fourth Amended and Restated Bylaws, as in effect on the date hereof (the “Organizational Documents”); and

(iv)	such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

In such examination, we have assumed (a) the legal competence or capacity of persons or entities (other than the Company) to complete the execution of documents, (b) the genuineness of all signatures, including electronic signatures, and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinions set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. We have also assumed the power and legal right of all parties (other than the Company) to the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments), and all parties to the Indentures (other than the Company), to enter into and perform their respective obligations thereunder, and the due authorization, execution and delivery of the Indentures by all parties thereto. We have further assumed the validity and enforceability of all documents under all applicable laws other than Marshall Islands law and New York law.

As to matters of fact material to our opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Company and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

We have further assumed for the purposes of this opinion, without investigation, that: (i) the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments) shall have become effective under the Securities Act), (ii) all documents contemplated by the Prospectus and any related supplement thereto to be executed in connection with the offer and sale of Securities will have been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of the offer and sale of Securities will comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and any related supplement thereto and all of the instruments, agreements and other documents relating thereto or executed in connection therewith, (iii) that the board of directors of the Company will have taken all actions necessary to authorize the issuance and sale of the Securities, and (iv) that the specific terms of the Securities to be established subsequent to the date hereof will have been determined in accordance with all resolutions of the board of directors of the Company or other authorization requirements, will comply with all applicable laws, and will not conflict with any instrument or agreement binding on the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based upon the foregoing, and having regard to legal considerations which we deem relevant, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that:

1.	The Company is validly existing under the laws of the Republic of the Marshall Islands.

2.	The Company has the corporate power to enter into each Indenture.

3.
With respect to the Common Shares, when (i) the Company has taken all necessary action to approve the terms of the issuance and sale thereof, the terms of the offering thereof and related matters and (ii) the Common Shares have been duly authorized and approved by the Company, and issued and delivered in accordance with the terms of the applicable definitive purchase agreement, underwriting agreement or similar agreement approved by the Company and upon payment of the consideration thereof as provided for therein, such Common Shares will be validly issued, fully paid and nonassessable.

4.
With respect to the Preferred Shares, when (i) the Company has taken all necessary action to approve the terms and issuance and sale thereof, the terms of the offering thereof and related matters; and (ii) the Preferred Shares have been duly authorized and approved by the Company, and issued and delivered in accordance with the terms of the applicable definitive purchase agreement, underwriting agreement or similar agreement approved by the Company and upon payment of the consideration thereof as provided for therein, then such Preferred Shares will be validly issued, fully paid and non-assessable, and if the Preferred Shares are exercisable, convertible or exchangeable into Common Shares or Preferred Shares, then such resulting Common Shares or Preferred Shares, upon conversion, will be (subject to compliance with the requirements set forth in this Paragraph and Paragraph 3 above, as applicable), validly issued, fully paid and non-assessable.

5.
With respect to the Debt Securities, (A) when (i) the applicable Indenture has been duly authorized and validly executed and delivered by the Company and the Trustee thereunder; (ii) the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and a Form T-1 shall have been filed with the Commission and become effective under the TIA with respect to the Trustee executing the applicable Indenture; (iii) the Company has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iv) such Debt Securities have been duly created, executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the other applicable definitive purchase, underwriting or similar agreement approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, against payment of the consideration therefor as provided for therein, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity, and (B) if the Debt Securities issued by the Company are convertible or exchangeable into Common Shares or Preferred Shares, then such resulting Common Shares or Preferred Shares will be (subject to compliance with the requirements set forth in this Paragraph and Paragraphs 3 and 4 above, as applicable), validly issued, fully paid and non-assessable.

6.
With respect to the Depositary Shares, when the Company has taken all necessary action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, and assuming (A) the due issuance and delivery, as applicable, of the Common Shares or Preferred Shares, as applicable, to a depositary under the applicable deposit agreement pursuant to which the Depositary Shares and related receipts will be issued (the “Deposit Agreement”); and (B) the due authorization, execution, issuance and delivery, as applicable, of the Deposit Agreement and of the depositary receipts evidencing the Depositary Shares against the deposit of the Common Shares or Preferred Shares, as applicable, in accordance with the applicable Deposit Agreement, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement (and, in the case of Depositary Shares issuable upon conversion or exercise of other securities, in accordance with the terms of such security or instrument governing such security providing for such conversion or exercise), then (i) the Common Shares or Preferred Shares, as applicable, that are issuable under any Depositary Shares will be (subject to compliance with the requirements set forth in this Paragraph and Paragraphs 3 and 4 above, as applicable), validly issued, fully paid and nonassessable; and (ii) the depositary receipts evidencing the Depositary Shares will constitute valid evidence of interests in the related Common Shares or Preferred Shares and will entitle the holders thereof to the rights specified in the applicable Deposit Agreement and the depositary receipts will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the depositary receipts and the Deposit Agreement.

7.
With respect to the Warrants, Rights and Purchase Contracts (together, the “Subscription Securities”), (A) when (i) the Company has taken all necessary action to approve the issuance and terms of such Subscription Securities, the terms of the offering thereof and related matters; and (ii) such Subscription Securities have been duly executed, issued and delivered in accordance with the provisions of the applicable warrant agreement, rights agreement, purchase contract, or similar agreement and in accordance with the provisions of the applicable definitive purchase, underwriting, or similar agreement approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, against payment of the consideration therefor as provided for therein, such Subscription Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity; and (B) if Common Shares or Preferred Shares are issuable under any Subscription Securities, then such issuable Common Shares or Preferred Shares upon exercise, conversion or otherwise a part thereof will be (subject to compliance with the requirements set forth in this Paragraph and Paragraphs 3 and 4 above, as applicable), validly issued, fully paid and nonassessable.

8.
With respect to the Units, (i) when the Company has taken all necessary action to approve the issuance of the Units, the terms of the offering thereof and related matters and the Units have been issued and delivered in accordance with the terms of the applicable agreement(s) approved by the Company, and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein then the Units will be validly issued, fully paid, and non-assessable; and (ii) if Common Shares or Preferred Shares are issuable as part of a Unit, then such issuable Common Shares or Preferred Shares a part thereof will be (subject to compliance with the requirements set forth in this Paragraph and Paragraphs 3 and 4 above), validly issued, fully paid and nonassessable.

This opinion is limited to the laws of the Republic of the Marshall Islands and the State of New York as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to us under the heading "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP